UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2007

VISUAL MANAGEMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-133936	68-0634458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Industrial Way North, Suite C
Toms River, New Jersey 08755
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 281-1355

(Former name or former address, if changed since last report)

Wildon Productions Inc.
702-3071 Glen Drive
Coquitlam, British Columbia
Canada V3B 7RI

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

EXPLANATORY NOTE

          This Form 8-K/A amends the Form 8-K filed by Visual Management Systems, Inc. on July 23, 2007, as amended on August 8, 2007 to (i) file as exhibits a form of convertible note and a form of warrant issued by Visual Management Systems, Inc. in connection with a bridge financing completed in March 2007, (ii) file as exhibits certain employment agreements between Visual Management Systems Holding, Inc. and its executive officers and (iii) refile Exhibit 99.3 to the filing to include pro forma financial information for the three months ended May 31, 2007.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(b)	PRO FORMA FINANCIAL INFORMATION

Pro Forma financial information giving effect to the merger of Visual Management Systems Holding, Inc. and VMS Acquisition Corp. is included herewith as Exhibit 99.3.

(c)	EXHIBITS

	4.4	Form of Convertible Note issued to Visual Management Systems Holding, Inc. in the aggregate principal amount of $125,000.

	4.5	Form of Warrant issued by Visual Management Systems Holding, Inc. with respect to an aggregate 200,000 shares of Visual Management Systems Holding, Inc. Common Stock.

	10.5	Employment Agreement dated as of January 1, 2007 between Visual Management Systems Holding, Inc. and Jason Gonzalez.

	10.6	Employment Agreement dated as of January 1, 2007 between Visual Management Systems Holding, Inc. and Howard Herman.

	10.7	Employment Agreement dated as of January 1, 2007 between Visual Management Systems Holding, Inc. and Caroline Gonzalez.

	10.8	Employment Agreement dated as of January 1, 2007 between Visual Management Systems Holding, Inc. and Jonathan Bergman.

	10.9	Employment Agreement dated as of January 1, 2007 between Visual Management Systems Holding, Inc. and Kevin Sangirardi.

	99.3	Pro Forma Financial Information.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Management Systems, Inc.
(Registrant)

By:	/s/ Jason Gonzalez

Jason Gonzalez
President and Chief Executive Officer

Dated: October 26, 2007

3